Cannabis Science Research Foundation and Cannabis Science Inc.,

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the June 29, 2015 (the “Effective Date”), entered into between Cannabis Science Research Foundation a California Non Profit Corporation, with its principal registered address of Suite 100, 1352 Irvine Blvd, Tustin CA 92780 (hereinafter referred to as “CSRF”) and Cannabis Science Inc, a Nevada Corporation with address of 6946 North Academy Blvd, Colorado Springs CO 80918 (hereinafter referred to “CBIS”) in connection with the provision of “CSRF” services to “CBIS”. “CBIS” and “CSRF” may be referred to herein as the "Parties" or each as a "Party".

WHEREAS:

A. “CBIS” is in the business of clinical trials, product development, marketing, and logistics of legal cannabinoid-based and other products, particularly pharmaceutical products, to locations operating legally within guidelines set by city, county, and states regulation of cannabis and cannabinoid-based products.

B. “CSRF” will be a Consultant to “CBIS”, and this Agreement will supersede any management consulting agreement with “CBIS” and “CSRF”.

C. “CBIS” wishes to engage the services of “CSRF” to serve as Consultant to “CBIS”, using best efforts to Develop, Market, Package, Product Placement, and Tracking Consumer Usage.

D. “CBIS” and “CSRF” have agreed to enter into a consulting management agreement for the benefit of the members, patients, collective clients and contacts within the localities operating legally in marketing of cannabis and cannabinoid based products.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT OF “CSRF”

1.1 “CBIS”, meant throughout this Agreement to mean “CBIS” governing body or Board of Directors, hereby engages “CSRF”, meant throughout this Agreement to mean “CSRF” governing body or Board of Directors and “CSRF” agrees to perform best efforts. “CSRF” accepts such engagement on the terms and conditions set forth in this Agreement.

2. TERM OF THIS AGREEMENT

2.1 The term of this Agreement shall begin as of the Effective Date and shall continue for five (5) years or until terminated earlier pursuant to agreement or any amendments made. Both parties shall renegotiate any renewal period for this Agreement.

3. CONSULTANT “CSRF” SERVICES

3.1 “CSRF” shall undertake and perform the documentation and tracking of “CBIS” complete product offerings along with the duties and responsibilities commonly associated with acting in the capacities of Product Development. Duties of “CSRF” may be reasonably modified at mutual agreement of both parties. The duties of “CSRF” from time to time shall include but not limited to:

➢Beginning in the STATE OF CALIFORNIA with subsequent systematic product distribution across the country in each LEGAL STATE

➢8 Targeted Cannabis Products are ready for immediate distribution and usage tracking

➢Initial California Products are being systematically placed in dispensaries across the STATE OF CALIFORNIA beginning with an announcement identifying the initial locations

➢Research ➢ Product Development ➢Client Relations ➢Marketing

➢Product Placement ➢Product Knowledge ➢Hiring and Training Representation

3.2 “CSRF” shall:

● Comply with all applicable local, state, provincial, statutes, laws and regulations; operating legally within guidelines set by city, county, and states regulation of cannabis and cannabinoid-based products.  No Cannabis products will be transported across state lines.  Products are to be made state specific from raw materials grown in that state.

● not make any misrepresentation or omit to state any material fact, which results in a misrepresentation regarding the operations, business practices, and compliance to statues

● not disclose, release or publish any information regarding the operations of “CBIS” its business practices, product lines, and compliance to statues without the prior written consent of “CBIS”; and

● not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby “CBIS” shall be required to be legally bound without the parties prior written consent

3.3 The “CBIS” shall:

● Comply with all applicable local, state, provincial, statutes, laws and regulations; operating legally within guidelines set by city, county, and states regulation of cannabis and cannabinoid-based products.  No Cannabis products will be transported across state lines.  Products are to be made state specific from raw materials grown in that state.

● not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the; operations, business practices, and compliance to statues

● not disclose, release or publish any information regarding “CSRF” operations, business practices, product lines, and compliance to statues without the prior written consent of “CSRF”.

● not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby “CSRF” shall be required to be legally bound without the parties prior written consent

4. CONSULTANT COMPENSATION

4.1 Compensation. “CBIS” shall pay “CSRF” for the provision of the Services. “CBIS” shall pay “CSRF” reasonable compensation in the amount that will be mutually agreed by each party to be paid in cash or common shares of “CBIS” on a month-by-month basis based on the number of products placed, consumer reports, and results affected by “CSRF”. The amount will represent a reasonable compensation for the skills and professional connections of “CSRF”, in connection to duties contracted under provision 3.1 above, in perpetuity.

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5. CONSULTANT “CSRF” EXPENSES AND DEVELOPMENT COSTS

5.1 The Parties agree that “CBIS” shall be obligated to reimburse “CSRF” for all reasonable expenses above $5,000 each month related to the duties and activities of "CSRF" under this contract to "CBIS".  “CSRF” will submit to “CBIS” an itemized written account each month of all expenses and corresponding receipts of purchases in a form acceptable to “CBIS” within 15 days after the end of each month.  In the event that "CSRF" does not exceed $5,000 in expenses in a particular month, "CSRF" is not required to provide a written account of expenses for that month.  "CBIS" has the right to reject a particular expense if "CBIS" provides in writing a reason that the particular expense being rejected was not related to "CSRF" duties. Written notice of the rejection and the reason for the rejected expense must be given to "CSRF" within 10 days after "CSRF" submits its monthly expense report that exceeds $5000 to "CBIS". A report that maybe submitted in a format that is unacceptable or in variance of what the other finds acceptable does provide a base for rejecting a claim for reimbursement without first giving to the other party the opportunity to cure the formatting error.

5.2 “CBIS” is contracting “CSRF” for product development of “CBIS” products. “CBIS shall be responsible for all but not limited to cost of raw materials, clinical trials, lab testing, sample cost, tradeshow expenses, garden contacts, print material, packaging, labor, storage, logistics, clinical trials and other marketing expenses related to the development of “CBIS” products.

6. CONFIDENTIALITY

6.1 “CSRF” or “CBIS” shall not disclose to any third party without the prior consent of the Parties, any financial or business information concerning the business, affairs, plans and programs of “CBIS” and/or “CSRF”’s Directors, officers, shareholders, employees. Either Party shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) “CSRF” or one of their agents is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order. As a material inducement to “CBIS” entering into this Agreement, “CSRF” shall, at “CBIS”’s request, execute a confidentiality and non-disclosure agreement in a form mutually agreed upon by “CBIS” and “CSRF”. “CBIS” shall execute and abide by the same confidentiality agreement as “CSRF” regarding Client acquisition, sales, marketing, or logistics channels shared by “CSRF” to “CBIS”.

6.2 At no time shall, without the express written consent of both parties, shall any form of public media be disclosed regarding the business relationship between “CSRF” “CBDI”, “CBIS” “CRSF” nor the names of directors, employees or contractors for these companies.

7. GRANTS OF RIGHTS

7.1 Each Party retains the right of prior approval of any public statements or publications by either Parties name, such as press releases and website pages. “CBIS” retains the right of ownership of all “CBIS” product images, product development, property rights or work derived by the Book of Business developed by “CSRF” being used under the “CBIS” brand name.

8. REPRESENTATIONS AND WARRANTIES

8.1 “CSRF” represents, warrants and covenants to “CBIS” as follows:

(a) “CSRF” is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Services hereunder or any other rights of “CBIS” hereunder;

(b) “CSRF” is not under any physical or mental disability that would hinder the performance of her duties under this Agreement; and

(c) “CBIS” will provide and disclose all legal and commercial information to “CSRF” that is necessary to perform “CSRF’s” duties.

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9. INDEMNIFICATION

9.1 Each Party shall indemnify and hold harmless the other Party, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, attorneys, auditors, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Party of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Party.

10. NO OBLIGATION TO PROCEED.

10.1 Nothing herein contained shall in any way obligate the “CBIS” to use the Services hereunder or to exploit the results and proceeds of the Services hereunder; provided that, upon the condition that “CSRF” is not in material default of the terms and conditions hereof, nothing contained in this section 10.1 shall relieve “CBIS” of its obligation to deliver to “CSRF” the Compensation. All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, “CBIS” and “CSRF”’s right of termination, disability and default).

11. RIGHT OF TERMINATION.

11.1 “CBIS” and “CSRF” shall each have the right to terminate this Agreement at any time in its sole discretion by giving not less than ninety (90) days written notice. Upon termination of this Agreement both “CBIS” and “CSRF” shall continue to work with each other to fulfill the obligations of this Agreement during the notice period and this period will be paid for per terms of this Agreement. Upon the termination of this agreement all “CBIS”, “CBIS” product lines, Logistic channels, and a copy of the Book of Business developed by “CSRF” for “CBIS” shall remain the property of “CBIS”.

12. DEFAULT/BREACH

12.1 No act or omission of “CBIS” hereunder shall constitute an event of default or breach of this Agreement unless “CSRF” shall first notify “CBIS” in writing setting forth such alleged breach or default and “CBIS” shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure). No act or omission of “CSRF” hereunder shall constitute an event of default or breach of this Agreement unless “CBIS” shall first notify “CSRF” in writing setting forth such alleged breach or default and “CSRF” shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure). Either Party may terminate the Agreement if there is an event of default or breach of this Agreement that the other Party does not cure or attempt to cure pursuant to the clear intent of this Section. If a party terminates this Agreement pursuant to a default or breach the terminating party shall be responsible for all damages, expenses and cost resulting from the breach and/or termination of Agreement.

13. INDEPENDENT CONTRACTORS.

13.1 Nothing herein shall be construed as creating a partnership, joint venture, or master-servant relationship between the Parties for any purpose whatsoever. Except as may be expressly provided herein, neither Party may be held responsible for the acts either of omission or commission of the other Party, and neither Party is authorized, or has the power, to obligate or bind the other Party by contract, agreement, warranty, representation or otherwise in any manner except by agreement. It is expressly understood that the legal relationship between the Parties is one of independent contractors.

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14. MISCELLANEOUS PROVISIONS

(a) Time. Time is of the essence of this Agreement.

(b) Presumption. This Agreement or any section thereof shall not be construed against any Party due to the fact that said Agreement or any section thereof was drafted by said Party.

(c) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d) Further Action. The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(f) Assignment. No party shall have the right to assign this Agreement without the prior written consent of the other Party.

(g) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, and emailed to, the Party to be notified. Notice to each Party shall be deemed to have been duly given upon delivery, personally or by courier, to the physical and email addresses of the other Party at that Party's physical and email addresses provided on page one (1) of this Agreement, which may be updated over time with at least ten days written notice, to the other Party. Any meeting regarding modifications or changes shall require 30 day written notice to all Parties.

(h) Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all Parties. This Agreement supersedes prior management and/or consulting agreements with “CBIS” and “CSRF”.

(i) Waiver. A delay or failure by any Party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(j) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Counterparts expressly may include electronic counterparts with electronic signatures transmitted through electronic means

(k) Successors. The provisions of this Agreement shall be binding upon all Parties, their successors and permitted assigns.

(l) Counsel. The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

CANNABIS SCIENCE RESEARCH FOUNDATION

/s/ Raymond C. Dabney

________________________________

Raymond C. Dabney / President & CEO

Cannabis Science Inc.

/s/ Raymond C. Dabney

_______________________________

Raymond C. Dabney / President & CEO

Cannabis Science Inc.

/s/ Robert Kane

______________________________

Robert Kane / Director & CFO

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